EFFECTIVE August 23 2005, THE
COMPANYS NAME HAS CHANGED
FROM STRIKER RESOURCES TO
NORTH AUSTRALIAN DIAMONDS
LIMITED



Exhibit A
to
DEPOSIT AGREEMENT


	AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents ten deposited Shares)


THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES
OF A$0.20 EACH OF
STRIKER RESOURCES N.L.
(INCORPORATED UNDER THE LAWS
OF THE STATE OF WESTERN
AUSTRALIA, AUSTRALIA)


	The Bank of New York, as
depositary (hereinafter called the
Depositary), hereby certifies that
_________________ or registered assigns
IS THE OWNER OF
____________________


AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares of
A$0.20 each (herein called Shares) of
STRIKER RESOURCES N.L., incorporated
under the laws of the State of Western
Australia, Australia (herein called the
Company).  At the date hereof, each
American Depositary Share represents ten
Shares which are either deposited or subject to deposit under the deposit agreement at the Depositary, Australia & New Zealand
Banking Group, National Australia Bank
Limited, or Westpac Banking Corp. (each
herein called a Custodian).  The Depositarys
Corporate Trust Office is located at an
address different from that of its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York,
New York 10286, and its principal executive office is located at 48 Wall Street, New
York, New York 10286.


THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
NEW YORK  10286

		1.  THE DEPOSIT
AGREEMENT.  This American Depositary
Receipt is one of an issue of American
Depositary Receipts (herein called
Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of __________
__, 1993 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the offices of the
Custodians.

		The statements made on the
face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms used but not defined herein shall have the meanings set forth in the Deposit Agreement.

		2.  SURRENDER OF
RECEIPTS AND WITHDRAWAL OF
SHARES. Upon surrender of this Receipt at the Corporate Trust Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of the fee of the Depositary for the surrender of Receipts provided in this Receipt, and subject to the terms and conditions of the Deposit
Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities shall be made by the delivery of (i) certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to the Owner hereof or as ordered by him and (ii) any other securities, property and cash to which the Owner hereof is then entitled in respect of such Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of any Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other
Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the request, risk and expense of the Owner hereof.

		3.  TRANSFERS, SPLIT-
UPS AND COMBINATIONS OF
RECEIPTS. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt at its Corporate Trust Office properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt,
representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar or co-
Registrar may require payment from the
depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge or fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, Paragraph 23 of this Receipt.

		After consultation with the
Company, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books of the Depositary or the Company (or, if applicable, of the Foreign Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason subject to Paragraph 23 hereof. The surrender of outstanding
Receipts and withdrawal of Deposited
Securities may not be suspended subject
only to (i) temporary delays caused by
closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any United States or foreign laws or governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933 and the rules and regulations promulgated thereunder, unless a registration statement is in effect as to such Shares.

		4.  LIABILITY OF OWNER
FOR TAXES AND OTHER CHARGES.  If
any tax or other governmental charges shall become payable by the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, the amount of such tax or other governmental charges shall be payable to the Depositary by the Owner hereof. The
Depositary may refuse to effect any
registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Owner hereof remaining liable for any deficiency.

		5.  DISCLOSURE OF
INTERESTS.  The Company may from time
to time request Owners or former Owners to provide information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other
Persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each
Owner agrees to provide any information
requested by the Company or the
Depositary pursuant to this Paragraph and
Section 3.04 of the Deposit Agreement
whether or not such Person is still an Owner at the time of such request. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

		6.  WARRANTIES OF
DEPOSITORS.  Every Person depositing
Shares or other securities, if any, hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and such other securities, if any, and each certificate therefor are validly issued, fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares and such other securities, if any, and that the Person making such deposit is duly authorized so to do. Every such Person shall also be deemed to represent that the deposit of Shares and such other securities, if any, and the offer and sale of Receipts evidencing American Depositary Shares representing such Shares and other securities, if any, by that Person are not restricted under the Securities Act of 1933 and that the Shares and such other securities, if any, deposited under the Deposit Agreement are not Restricted
Securities.  Such representations and
warranties shall survive the deposit of such Shares and other securities, if any, and issuance of such Receipts.

		7.  FILING PROOFS,
CERTIFICATES AND OTHER
INFORMATION.  Any Person presenting
Shares for deposit or any Owner of a
Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Law of Australia, the Banking (Foreign Exchange)
Regulations or the Foreign Acquisitions and Takeovers Act 1975 of Australia, exchange control approval, the identity of the Person legally or beneficially interested in the Receipt and the nature of such interest, or such information relating to the registration on the books of the Company (or of the appointed agent of the Company for transfer and registration of Shares, which may be, but need not be, the Foreign Registrar) of the Shares presented for deposit or other information, and to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper.
The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or delivery of any Deposited
Securities or of the proceeds of the sale of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. Upon reasonable request, the Depositary shall, at the request of the Company, provide the Company in a timely manner with copies of all such proofs, certificates and written representations and warranties provided to the Depositary under this Paragraph and Section 3.01 of the Deposit Agreement. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary
(which may be an opinion of counsel) that any necessary approval has been granted by the governmental body, if any, in the Commonwealth of Australia, which is then performing the function of exchange control.

		8.  CHARGES OF
DEPOSITARY.  The Company agrees to
pay the fees and reasonable expenses of
the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The
Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of any Custodian are for the sole account of the Depositary.

		The following charges shall
not be payable by the Company but shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), as applicable: (i) the fees of the Depositary for the execution and delivery of Receipts pursuant to Section
2.03 of the Deposit Agreement, the
execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement, transfers pursuant to Section 2.04 of the Deposit Agreement, the surrender of
Receipts pursuant to Section 2.05 of the Deposit Agreement, and the making of any cash distribution pursuant to the Deposit
Agreement, including but not limited to
Sections 4.01 through 4.04 thereof, (ii) taxes and other governmental charges, (iii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or of the Foreign
Registrar and applicable to transfers of Shares into the name of the Depositary or its nominee or any Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iv) such cable, telex and facsimile transmission expenses as are expressly provided for in the Deposit Agreement, (v) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (vi) a fee not in excess of US$5.00 per 100
American Depositary Shares (or portion
thereof) for the issuance or surrender,
respectively, of a Receipt, and (vii) a fee not in excess of US$.02 per American
Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 thereof.

		The Depositary, subject to
Paragraph 9 hereof, may own and deal in
any class of securities of the Company and its affiliates and in Receipts.

		9.  PRE-RELEASE OF
RECEIPTS.  Notwithstanding Section 2.03
of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (Pre-
Release).  The Depositary may, pursuant to
Section 2.05 of the Deposit Agreement,
deliver Shares upon the receipt and
cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American
Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit
Agreement then outstanding; provided,
however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

		The Depositary may retain
for its own account any compensation
received by it in connection with the
foregoing.

		10.  TITLE TO RECEIPTS.  It
is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary
Shares evidenced hereby) when such
Receipt is properly endorsed or
accompanied by proper instrument or
instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the Person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit
Agreement and for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any Holder of a Receipt unless such Holder is the Owner hereof.

		11.  VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory or, if a Registrar for Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

		12.  REPORTS;
INSPECTION OF TRANSFER BOOKS,
ETC.  The Company files with the United
States Securities and Exchange
Commission (hereinafter called the
Commission) certain reports in compliance with the periodic reporting requirements of the Securities Exchange Act of 1934. Such reports will be available for inspection and copying by Owners and Holders at the public reference facilities maintained by the Commission located at 450 Fifth Street,
N.W., Washington, DC 20549.

		The Depositary will make
available for inspection by Owners at its Corporate Trust Office (i) the Deposit
Agreement and (ii) any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the Depositary as the holder of the Deposited
Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

		The Depositary will keep
books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with the Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit
Agreement or the Receipts. To the extent required under Rule 12g3-2(b) or otherwise under the Securities Exchange Act of 1934 such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, or where permitted by such Rule, summarized in English.

		13.  DIVIDENDS AND
DISTRIBUTIONS.  Whenever the
Depositary receives any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary will, subject to the Deposit Agreement, convert such dividend or distribution into Dollars and will promptly distribute the amount thus received (net of the fees of the Depositary as provided in Paragraph 8) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively; provided, however, that in the event that the Depositary or the Company is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited
Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners on the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.

		Subject to the provisions of
Sections 4.11 and 5.09 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than cash, Shares or rights upon any Deposited
Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, a Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Paragraph 8) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

		If any distribution upon any
Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, additional Receipts for an aggregate number of American Depositary
Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds in Dollars, all in the manner and subject to the conditions set forth in the Deposit Agreement. If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.

		In the event that the
Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including
Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Receipt and the Deposit Agreement.

		The Depositary shall use
reasonable efforts but without expense to the Depositary to make and maintain arrangements enabling Owners who are citizens or residents of the United States of America to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares.

		14.  RIGHTS.  In the event
that the Company shall offer or cause to be offered to the holders of any Deposited
Securities any rights to subscribe for
additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may neither make such rights available to any Owners nor dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, that if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit
Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Receipt and of the Deposit
Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise. The
Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

		If an Owner of Receipts
requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary
Shares of such Owner hereunder, the
Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (i) the Company has elected in its sole discretion to permit such rights to be exercised and (ii) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to
Section 2.03 of the Deposit Agreement,
execute and deliver Restricted Receipts to such Owner.

		If registration under the
Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities received upon the exercise of such rights to Owners, the Depositary will not offer such rights to Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to Owners of such Receipts is exempt from registration under the provisions of such Act.
		15.  CONVERSION OF
FOREIGN CURRENCY.  Whenever the
Depositary shall receive foreign currency, by way of dividends or other distributions or as the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars distributed to the Owners entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into
Dollars, and such Dollars (net of any
conversion expenses of the Depositary)
shall be promptly distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants and/or instruments. Such distribution shall be made in proportion to the number of American Depositary Shares representing
Deposited Securities held respectively by such Owners and entitling them to such Dollars. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

		If such conversion or
distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

		If at any time the Depositary
shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to Owners entitled thereto, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency for the respective accounts of, the Owners entitled to receive the same.

		If any such conversion of
foreign currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

		16.  RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the
Depositary will fix a record date after
consultation with the Company if such
record date is different from the record date applicable to the Deposited Securities for the determination of the Owners who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit
Agreement.

		17.  VOTING OF
DEPOSITED SECURITIES.

		(i)  As soon as practicable,
unless otherwise instructed by the
Company, after receipt of notice of any
meeting or solicitation of consents or
proxies of holders of Shares or other
Deposited Securities, the Depositary shall mail to the Owners a notice containing (a) such information as is contained in the notice received by the Depositary, (b) a statement that each Owner at the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the Memorandum and Articles of Association of the Company and the terms of or governing Deposited Securities, to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the Deposited Securities represented by the
American Depositary Shares evidenced by
such Owners Receipts, and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with clause (ii) of this Paragraph 17 if no instruction is received) to the Depositary to give a discretionary proxy to a Person designated by the Company.
Upon the written request of an Owner on
such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Memorandum and Articles of Association of the Company and the terms of or governing
Deposited Securities to vote or cause to be voted the Deposited Securities represented by the American Depositary Shares evidenced by such Owners Receipts in accordance with any nondiscretionary instructions set forth in such request, including the instruction to give a discretionary proxy to a Person designated by the Company. The Depositary shall not, and the Depositary shall ensure that each Custodian or any of its nominees shall not, exercise any voting discretion over any Deposited Securities.

		(ii)  If after complying with the
procedures set forth in this Paragraph the Depositary does not receive instructions from the Owner of a Receipt on or before the date established by the Depositary for such purpose, the Depositary shall give a discretionary proxy for the Shares evidenced by such Receipt to a Person designated by the Company.

		18.  CHANGES AFFECTING
DEPOSITED SECURITIES.  Upon any
change in nominal value, change in par
value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent (in addition to existing Deposited
Securities), the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, upon consultation with the Company, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

		19.  LIABILITY OF
DEPOSITARY AND COMPANY.  Neither
the Depositary nor the Company shall incur any liability to any Owner, if by reason of any provision of any present or future law of the United States of America, the Commonwealth of Australia or any State or Territory thereof or any other country, or of any other governmental or regulatory authority, stock exchange or NASDAQ or by reason of any provisions, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any terms of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond their control, the Depositary or the Company shall be prevented, delayed or forbidden from doing or performing any act or thing contemplated by the terms of the Deposit Agreement; nor shall the Depositary or the Company incur any liability to any Owner or Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing contemplated by the terms of the Deposit
Agreement, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.
Where, by the terms of a distribution
pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to all or certain
Owners, and the Depositary may not
dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse, without any liability of the Depositary or the Company to any Owner or other party. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to use their best judgment and to act in good faith in the performance of such duties as are set forth in the Deposit Agreement to be performed by each of them, respectively. The
Depositary shall not be subject to any
liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability is furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of each Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any Person presenting Shares for deposit, any Owner, or any other Person believed by either of them in good faith to be competent to give such advice or information including but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by either of them to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The
Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary. The Company agrees to indemnify the Depositary and any Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense which may arise out of or in connection with the acceptance or administration of their duties in connection with the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time,
(i) by either the Depositary or any Custodian or any of their respective directors, employees, agents or affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, duly authorized agents and affiliates. The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian or any of their respective directors, employees, agents or affiliates due to the failure of any of them to use their best judgment or act in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit
Agreement.

		Any Person seeking
indemnification hereunder (an indemnified person) shall notify the Person from whom it is seeking indemnification (the indemnifying person) of a commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

		20.  RESIGNATION AND
REMOVAL OF DEPOSITARY;
APPOINTMENT OF SUCCESSOR
DEPOSITARY OR CUSTODIAN.  The
Depositary may at any time resign as
Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

		If upon such resignation or
removal the Company, in its sole discretion, elects not to appoint a successor depositary, then the Depositary or the Company may terminate the Deposit
Agreement as provided in Section 6.02 of the Deposit Agreement. If upon such resignation or removal the Company, in its sole discretion, elects to appoint a successor depositary, then the Deposit
Agreement shall not be terminated.  Any
successor depositary shall be a bank or
trust company having an office in the
Borough of Manhattan, The City of New
York.  Every successor depositary shall
execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.
Any such successor depositary shall
promptly mail notice of its appointment to the Owners.

		Any corporation into or with
which the Depositary may be merged or
consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act but the Company shall have the absolute right to remove the Depositary in the event of any such merger or consolidation.

		With the approval of the
Company, whenever the Depositary in its
discretion determines that it is in the best interests of the Owners to do so, it may appoint an additional custodian or custodians or may remove a Custodian and appoint a substitute custodian or custodians.

		21.  AMENDMENT.  The
form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Depositary and the Company in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no
event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

		22.  TERMINATION OF
DEPOSIT AGREEMENT.  The Depositary
will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit
Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited
Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited
Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary
(after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereunder hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except for its obligations to the Company with respect to indemnification. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges and expenses.

		23.  COMPLIANCE WITH
UNITED STATES SECURITIES LAWS.
Notwithstanding any provisions in this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary have each agreed that neither of them will exercise any rights either of them may have under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I
A(1) of the General Instructions to the Form
F-6 Registration Statement, as amended
from time to time, under the Securities Act of 1933.



(ASSIGNMENT AND TRANSFER
SIGNATURE LINES)


NOTE:	The signature to any endorsement
hereon must correspond with the name as
written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

		If the endorsement be
executed by an attorney, executor,
administrator, trustee or guardian, the
Person executing the endorsement must
give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

		All endorsements or
assignments of Receipts must be
guaranteed by an eligible guarantor
institution (including, but not limited to, a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing
Corporation or by a bank or trust company having an office or correspondent in The
City of New York) meeting the requirements of the Depositary, which requirements will include membership or participation in
STAMP or such other signature guarantee
program as may be determined by the
Depositary in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amend

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250_LAN01\59634.1